EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT
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                                                                    Percentage of                Jurisdiction of
                                                                        Voting                    Incorporation or
                                                                      Securities                   Organization
                            Company                                     Owned
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
Rogers L-K Corp.                                                           100%                     Delaware
Rogers Japan Inc.                                                          100%                     Delaware
Rogers Southeast Asia, Inc.                                                100%                     Delaware
Rogers Taiwan, Inc.                                                        100%                     Delaware
Rogers Korea, Inc.                                                         100%                     Delaware
Rogers China, Inc.                                                         100%                     Delaware
Rogers Technologies Singapore, Inc.                                        100%                     Delaware
Rogers Specialty Materials Corporation                                     100%                     Delaware
Rogers Circuit Materials, Incorporated                                     100%                     Delaware
Rogers Technologies (Suzhou) Co., Ltd.                                     100%                      China
TL Properties, Inc.                                                        100%                     Arizona
World Properties, Inc.                                                     100%                     Illinois
Rogers Technologies (Barbados) SRL                                         100%                     Barbados
Rogers Induflex N.V.                                                       100%                     Belgium
Rogers N.V.                                                                100%                     Belgium
Rogers GmbH                                                                100%                     Germany
Rogers (U.K.) Ltd.                                                         100%                     England
Rogers S.A.                                                                100%                      France
Rogers (Shanghai) International Trading Co., Ltd.                          100%                      China
Rogers KF, Inc.                                                            100%                     Delaware
KF Inc.                                                                    100%                      Korea

Rogers Inoac Corporation *                                                  50%                      Japan
Rogers Inoac Suzhou Corporation *                                           50%                      China
Polyimide Laminate Systems, LLC *                                           50%                     Delaware
Rogers Chang Chun Technology Co., Ltd. *                                    50%                  Taiwan, R.O.C.
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*    These entities are  unconsolidated  joint ventures and  accordingly are not included in the consolidated  financial  statements of Rogers  Corporation, except to the extent required by the equity method of accounting.

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